UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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☒	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ACXIOM CORPORATION

(Name of Registrant as Specified In Its Charter)

VA PARTNERS, LLC

VALUEACT CAPITAL MASTER FUND, L.P.

VALUEACT CAPITAL MANAGEMENT, L.P.

VALUEACT CAPITAL MANAGEMENT, LLC

JEFFREY W. UBBEN

GEORGE F. HAMEL, JR.

PETER H. KAMIN

LOUIS J. ANDREOZZI

J. MICHAEL LAWRIE

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY COPY

SUBJECT TO COMPLETION

DATED                     , 2006

VA PARTNERS, LLC

435 Pacific Avenue, Fourth Floor

San Francisco, CA 94113

IMPORTANT RE:

2006 ANNUAL MEETING OF STOCKHOLDERS

OF

ACXIOM CORPORATION

                    , 2006

Dear Fellow Acxiom Corporation Stockholder:

VA Partners, LLC (“VAC”) is soliciting your vote at the 2006 Annual Meeting of Stockholders of Acxiom Corporation (“Acxiom” or the “Company”) to be held on                      at                     . VAC and its affiliates who are also participating in this solicitation collectively beneficially own an aggregate of 10,325,355 shares of the Company’s common stock, representing approximately 11.9% of the Company’s outstanding common stock. VAC has lost confidence in the board and management of Acxiom and does not believe they are acting in the best interests of all stockholders. VAC is therefore seeking your support at the 2006 Annual Meeting for the following purposes:

1. to elect VAC’s slate of nominees to the Acxiom board to serve as directors of the Company; and

2. to transact such other business as may properly come before the 2006 Annual Meeting or any adjournment or postponement thereof.

We urge you to carefully consider the information contained in the attached proxy statement and then support our efforts by signing, dating and returning today the enclosed WHITE proxy card. The attached proxy statement and the enclosed WHITE proxy card are first being furnished to the stockholders on or about                     , 2006.

If you have already sent to the Company a proxy card furnished by Company management, you have every right to change your vote by signing, dating and returning the enclosed WHITE proxy card. Only your latest-dated proxy card counts!

WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED WHITE PROXY CARD TODAY!

If you have any questions about executing your proxy or require assistance, please contact Georgeson Inc., which is assisting us, at their address or toll-free number as set forth below.

Thank you for your support!

VA PARTNERS, LLC

IMPORTANT

THIS SOLICITATION IS BEING MADE BY VAC AND NOT ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

YOUR VOTE IS IMPORTANT. PLEASE SIGN AND DATE THE ENCLOSED WHITE PROXY CARD AND RETURN IT IN THE ENCLOSED POSTAGE PAID ENVELOPE PROMPTLY. PROPERLY VOTING THE ENCLOSED WHITE PROXY CARD AUTOMATICALLY REVOKES ALL PRIOR PROXY CARDS YOU MAY HAVE PREVIOUSLY SIGNED.

DO NOT MAIL ANY PROXY CARD OTHER THAN THE ENCLOSED WHITE CARD IF YOU WISH TO VOTE FOR THE NOMINEES THAT VAC SUPPORTS.

EVEN IF YOU PREVIOUSLY HAVE VOTED A PROXY CARD FURNISHED TO YOU BY THE COMPANY’S CURRENT BOARD, YOU HAVE THE LEGAL RIGHT TO CHANGE YOUR VOTE BY SIGNING, DATING AND RETURNING THE ENCLOSED WHITE PROXY CARD. ONLY YOUR LATEST-DATED PROXY WILL COUNT AT THE 2006 ANNUAL MEETING.

HOLDERS OF RECORD OF SHARES OF COMMON STOCK AS OF                     , 2006, THE RECORD DATE FOR VOTING AT THE 2006 ANNUAL MEETING, ARE URGED TO SUBMIT A WHITE PROXY CARD.

IF YOUR SHARES ARE REGISTERED IN YOUR OWN NAME, PLEASE SIGN, DATE AND MAIL THE ENCLOSED WHITE PROXY CARD TO US IN CARE OF GEORGESON INC., THE FIRM ASSISTING US IN THE SOLICITATION OF PROXIES, IN THE POSTAGE-PAID ENVELOPE PROVIDED. IF YOUR SHARES ARE HELD IN THE NAME OF A BROKERAGE FIRM, BANK NOMINEE OR OTHER INSTITUTION, ONLY THAT INSTITUTION CAN SIGN A WHITE PROXY CARD WITH RESPECT TO YOUR SHARES AND ONLY UPON RECEIPT OF SPECIFIC INSTRUCTIONS FROM YOU. ACCORDINGLY, YOU SHOULD CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND GIVE INSTRUCTIONS FOR A WHITE PROXY CARD TO BE SIGNED REPRESENTING YOUR SHARES. WE URGE YOU TO CONFIRM IN WRITING YOUR INSTRUCTIONS TO THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND TO PROVIDE A COPY OF SUCH INSTRUCTIONS TO US IN CARE OF GEORGESON INC. AT THE ADDRESS INDICATED BELOW SO THAT WE WILL BE AWARE OF ALL INSTRUCTIONS GIVEN AND CAN ATTEMPT TO ENSURE THAT ALL SUCH INSTRUCTIONS ARE FOLLOWED.

If you have any questions about executing your proxy or require assistance in doing so, please contact our proxy solicitor:

Georgeson Inc.

17 State Street, 10th Floor

New York, NY 10004

Toll Free: (866) 316-4262

Banks and Brokers call: (212) 440-9800

VA PARTNERS, LLC

435 Pacific Avenue, Fourth Floor

San Francisco, CA 94113

2006 ANNUAL MEETING OF STOCKHOLDERS

OF

ACXIOM CORPORATION

PROXY STATEMENT

OF

VA PARTNERS, LLC

PLEASE SIGN, DATE AND MAIL THE ENCLOSED WHITE PROXY CARD TODAY

The enclosed WHITE proxy card is solicited on behalf of VA Partners, LLC (“VAC”), a significant stockholder of Acxiom Corporation, a Delaware corporation (“Acxiom” or the “Company”). Only stockholders of record of Acxiom at the close of business on                     , 2006 (the “record date”) will be entitled to notice of, and to vote at, the 2006 Annual Meeting of Stockholders of Acxiom to be held on                      at                      (together with any adjournments or postponements of such meeting, the “Annual Meeting”), with each outstanding share of Acxiom capital stock entitled to one vote. As of the record date, the Company had outstanding      shares of common stock, $0.10 par value per share (the “Shares”), of which an aggregate of 10,325,355 Shares were held beneficially by VAC and its affiliates who are also participating in this solicitation, representing approximately 11.9% of the Shares outstanding on the record date. It is anticipated that VAC’s mailing to stockholders of this proxy statement and the enclosed WHITE proxy card will commence on or about             , 2006. The Company’s headquarters are located at 1 Information Way, Little Rock, Arkansas 72202.

At the Annual Meeting, VAC seeks your support for the following proposals:

(1) to elect VAC’s director nominees, Jeffrey W. Ubben, Louis J. Andreozzi and J. Michael Lawrie (the “Nominees”), to serve as directors of the Company, in opposition to Acxiom’s incumbent directors whose terms expire at the Annual Meeting (the “Election Proposal”); and

(2) to vote and otherwise represent you on any other matter that may properly come before the Annual Meeting, including voting on adjournment of the Annual Meeting with respect to one or more matters in the discretion of the proxy holder.

We urge you to elect our Nominees to the Acxiom Board of Directors (the “Board”) because we believe the election of new members to the Board would be beneficial to Acxiom and all of its stockholders. Among other things, electing new directors who are not affiliated with Acxiom’s past would provide a new voice and fresh perspective. VAC also believes that the current Board has failed to adequately address persistent operational problems and strategic issues at the Company, including the long-term underperformance of Acxiom’s share price, inconsistent financial performance, poor corporate governance and a lack of management accountability. For further details on why we believe election of our Nominees will be beneficial to Acxiom’s stockholders, see our discussion below under the headings “BACKGROUND AND REASONS FOR THE SOLICITATION” and “PROPOSAL NO. 1—ELECTION OF VAC’S NOMINEES AS DIRECTORS OF THE COMPANY.”

BACKGROUND AND REASONS FOR THE SOLICITATION

VAC, an investment partnership that makes long-term investments in selected public companies, has been an Acxiom stockholder since August 2003. VAC currently beneficially owns 10,325,355 Shares, representing approximately 11.9% of the Shares outstanding on the record date. For the reasons summarized below, VAC is nominating three candidates for election to Acxiom’s Board at the Company’s 2006 Annual Meeting—Jeffrey W. Ubben, Louis J. Andreozzi and J. Michael Lawrie. We urgently seek your support for our Nominees.

VAC is committed to maximizing value for all of Acxiom’s stockholders and is seeking representation on Acxiom’s Board as a means of effecting positive, value-enhancing change for all of Acxiom’s stockholders. VAC believes the current Board and management have not fulfilled their responsibilities to the Company’s stockholders to achieve this goal. VAC also believes that the current Board has failed to adequately address persistent operational problems and strategic issues at the Company, including the long-term underperformance of Acxiom’s share price, inconsistent financial performance, poor corporate governance and a lack of management accountability, as described further below.

Why Change is Needed at Acxiom

We believe that the following problems will persist unless appropriate action is immediately taken by the Company’s Board:

•	Weak Stock Price Performance. Acxiom’s share price performance has severely lagged the Standard & Poor’s 500 Index (the “S&P 500”) and its peer companies for the five-year period through June 3, 2005, which was the last trading day before VAC first made public an offer to acquire additional Shares. For example, during this period, Acxiom’s Shares generated negative 9.8% annualized returns versus negative 2.6% per annum for the S&P 500. Acxiom’s underperformance relative to other publicly traded providers of marketing data and services, for the five-year period through June 3, 2005, in VAC’s opinion, is even more dramatic. The figures below reflect annualized share price returns for such period:

• Acxiom:	–9.8%
• Choicepoint:	+13.2%
• Dun and Bradstreet:	+31.5%
• Equifax:	+17.1%
• Fair-Isaac:	+23.2%
• Information USA:	+17.9%

In our opinion, VAC’s two premium offers in June and October 2005 of $23.00 and $25.00 per share, respectively, to acquire all outstanding shares of Acxiom that it did not already own are primarily responsible for Acxiom’s share price remaining substantially over its price of $18.24 as of June 3, 2005. Even taking the VAC offer into account as the substantial cause of Acxiom’s increased share price over the past year, Acxiom’s share price performance still significantly lags the other publicly traded providers of marketing data and services for the six year period through May 5, 2006:

• Acxiom:	–2.8%
• Choicepoint:	+13.0%
• Dun and Bradstreet:	+34.8%
• Equifax:	+16.8%
• Fair-Isaac:	+21.2%
• Information USA:	+13.4%

•	Erratic Operating Record. We believe Acxiom’s business performance has been marked by inconsistent financial results, undisciplined spending and misleading financial communications. Highlights of these issues include:

•	Inconsistent Financial Results: Acxiom announced earnings shortfalls in March 2001, June 2001, April 2003, May 2005 and July 2005.

•	Poor Capital Allocation: We believe Acxiom’s capital allocation process is undisciplined. For example, Acxiom purchased the Claritas and Consodata businesses based on its assumption, as reflected in the Company’s March 31, 2004 “Financial Roadmap,” that they could generate 14–18% annual sales growth with 18–20% operating margins. However, following a 19.1% sales decline in the December 2005 quarter, Acxiom reduced international sales growth targets for 2007 to 0–5% with 2–4% operating margins.

•	Misleading Financial Communications: Acxiom acknowledged in late 2004 that free cash flow figures from its Financial Roadmap excluded tens of millions of dollars of annual cash outflows related to capital leases and that the Roadmap’s “free cash” figure did not reflect cash available for discretionary uses.

•	Poor Corporate Governance. As of May 10, 2006, Acxiom received a corporate governance ranking from Institutional Shareholder Services (ISS) that placed it in the bottom 14% of the S&P 400. We believe the Company’s staggered board, poison pill, fair price provision and the combined Chairman/CEO role insulate Charles D. Morgan and the Board from external influences. Furthermore, several of Acxiom’s directors, some of whom are technically independent, have personal or professional ties to Mr. Morgan. For example:

•	Acxiom director Stephen Patterson serves on the Board of Trustees of Hendrix College in Conway, Arkansas, and Acxiom director Ann Die Hasselmo is that institution’s former President. Mr. Morgan and Acxiom have both been significant donors to Hendrix College.

•	Acxiom director Mary Good is Dean of the College of Information Science and Systems Engineering at the University of Arkansas—Little Rock (“UA-LR”), and Acxiom is a significant UA-LR donor.

•	From 2001 to 2005, Acxiom paid approximately $500,000 in consulting fees and commissions to Acxiom director Thomas F. (Mack) McLarty III and his brother F.B. McLarty.

•	Michael J. Durham recently replaced a director who is a major Acxiom customer who, in VAC’s opinion, had a serious conflict of interest as an Acxiom board member. In VAC’s opinion, Mr. Durham is not a truly independent new director given that Mr. Durham is a member of La Querencia, a private golf club in Cabo San Lucas, Mexico, which is co-owned by Mr. Morgan and Rodger Kline, the Company’s Chief Finance and Administration Leader and fellow member of the board of directors.

VAC believes that the combination of Acxiom’s governance policies and the personal ties between Board members and Mr. Morgan serve to entrench Mr. Morgan and render Acxiom’s Board incapable of acting independently of Mr. Morgan.

•	Mr. Morgan’s Commingling of Personal/Family Finances with Those of Acxiom. We believe disclosures in Acxiom’s proxy statements from fiscal 1999 through fiscal 2005 demonstrate that Mr. Morgan and his family benefit substantially, at the expense of Acxiom stockholders, from Mr. Morgan’s position as Acxiom’s Chairman and CEO. For example, as disclosed in such proxy statements, Acxiom paid approximately $7.6 million to motorsports entities controlled by Mr. Morgan’s son, $6.0 million to MorAir, an entity owned by Mr. Morgan, for the use of an airplane, and $463,000 to a staffing services company owned by Mr. Morgan’s wife.

For all of these reasons, VAC believes it is clear that change is needed at Acxiom—and needed now.

Why VAC’s Nominees Will be Better Able to Effect Change Than the Incumbents

VAC is focused on the goal of achieving the greatest return for all of the Company’s stockholders. We believe that electing new directors who are unaffiliated with Acxiom’s past or Mr. Morgan would provide a new voice and fresh perspective to advocate the interests of the Company’s stockholders and compel management to address the persistent financial, operational, corporate governance and other problems summarized above. Messrs. Ubben, Andreozzi and Lawrie intend to call on the Board to give comprehensive consideration, through an open-minded deliberative process, to creating value for stockholders in both the near and long term. In addition, our Nominees will act to eliminate the burdens that we believe the Company’s charter and current Board have imposed on the exercise of corporate democracy at the Company.

We believe that in every public company the board’s role is to set policies and strategies and to provide oversight to the management team as they execute and implement the company’s agreed business plan. We believe Acxiom’s current Board has fallen short in its oversight of management and the Company. While we believe that these shortcomings could be addressed through a sale of the business, we also believe that they can be addressed by improving the performance of the Board.

We believe that the election of Messrs. Ubben, Andreozzi and Lawrie as new directors who have no prior ties to the Company or Mr. Morgan and who were not involved in the Board’s past decisions would be beneficial to the Company and its stockholders because:

•	the lack of any ties to past Board decisions or Mr. Morgan should enable Messrs. Ubben, Andreozzi and Lawrie to look at Company strategy without being influenced by any sense of prior commitment to such decisions and to add a fresh perspective to their input and oversight as directors; and

•	the combined decades of experience in operations, sales, finance and corporate governance of public companies of Messrs. Ubben, Andreozzi and Lawrie, as described under the heading “THE NOMINEES,” demonstrates the personal and professional commitment of each to generating stockholder value and affords a basis for each to bring his own unique and informed perspective to the Board and to assist the Board in improving the Company’s strategic, operational and financial performance.

All current nominees other than Messrs. Ubben, Andreozzi and Lawrie are incumbent directors. As such, those incumbent directors have taken part in Board deliberations and voted on policy decisions during their tenure as directors, ranging from less than five to more than twenty years. All have been placed on the Company’s slate of nominees by a nominating committee itself entirely composed of incumbent directors. Having been unaffiliated with the Company’s decision-making, unlike the current directors, Messrs. Ubben, Andreozzi and Lawrie possess a genuine independence that we believe will enable them to take a fresh look at the Company’s strategies, policies and practices and be a force for positive change in the management, performance and governance of Acxiom.

Messrs. Ubben, Andreozzi and Lawrie will not be in a position, however, to effect any action without the support of at least two or more of the incumbent members of the Board. There can be no assurance that the incumbent members of the Board will vote with Messrs. Ubben, Andreozzi and Lawrie on any matter. If elected, Messrs. Ubben, Andreozzi and Lawrie will be subject to a fiduciary duty to act in the best interests of all of the Company’s stockholders.

THE PROPOSAL

Proposal No. 1—Election of VAC’s Nominees as Directors of the Company

There are currently nine members of the Board, which is divided into three classes (each with three members), with each class serving for a period of three years. One class of directors is elected by the stockholders annually. At the 2006 Annual Meeting, three directors will be elected. We are soliciting your proxy for the election of VAC’s three Nominees, Jeffrey W. Ubben, Louis J. Andreozzi and J. Michael Lawrie, as directors of the Company to serve until the 2009 Annual Meeting of Stockholders and until their successors are duly elected and qualified. For information concerning the background and experience of Messrs. Ubben, Andreozzi and Lawrie, see the discussion below under the heading “THE NOMINEES.”

YOUR VOTE IS IMPORTANT. VAC RECOMMENDS THAT YOU VOTE TO ELECT VAC’S NOMINEES, JEFFREY W. UBBEN, LOUIS J. ANDREOZZI AND J. MICHAEL LAWRIE, BY SIGNING, DATING AND PROMPTLY MAILING THE ENCLOSED WHITE PROXY CARD.

General Information

Each of our Nominees has consented to be named in this proxy statement and to serve as a director until the expiration of his respective term and until such Nominee’s successor has been elected and qualified or until the earlier resignation or removal of such Nominee.

VAC does not expect that any of our Nominees will be unable to stand for election, but, in the event that any of them is unable to serve or for good cause will not serve, the Shares represented by the enclosed WHITE proxy card will be voted for a substitute nominee of VAC. In addition, VAC reserves the right to nominate substitute persons if Acxiom makes or announces any changes to its amended and restated bylaws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying its Nominees. In any such case, Shares represented by the enclosed WHITE proxy card will be voted for such substitute nominees. VAC reserves the right to nominate additional persons if Acxiom increases the size of the Acxiom Board above its existing size or increases the number of directors whose terms expire at the Annual Meeting. Additional nominations made pursuant to the preceding sentence are without prejudice to the position of VAC that any attempt to increase the size of the current Acxiom Board or to reconstitute or reconfigure the classes on which the current directors serve would constitute an unlawful manipulation of Acxiom’s corporate machinery.

THE NOMINEES

The following information sets forth the name, age, business address, present principal occupation and employment and material occupations, positions, offices or employments for the past five years of each of the Nominees. The information appearing below has been furnished to VAC by the Nominees. Each Nominee is a citizen of the United States of America.

Name and Business Address	Age	Present Principal Occupation and Five-Year Business Experience
Jeffrey W. Ubben 435 Pacific Avenue, 4th Floor San Francisco, CA 94133	44	Mr. Ubben is a co-founder of and Managing Member, principal owner and controlling person of ValueAct Capital, an investment partnership with approximately $3.5 billon in assets under management. Prior to co-founding ValueAct Capital in 2000, Mr. Ubben was a Managing Partner at BLUM Capital Partners (“BLUM”) for more than five years. During his tenure at BLUM, the firm’s actively managed assets under management grew more than five-fold, to approximately $1.8 billion. Previously, Mr. Ubben spent eight years at Fidelity Management and Research, where he managed two multi-billion-dollar mutual funds, including the Fidelity Value Fund. Mr. Ubben currently serves as a director of Gartner Group, Inc. (NYSE: IT), Mentor Corporation (NYSE: MNT) and Per-Se Technologies, Inc. (NASDAQ: PSTI). He is a former chairman of the board and director of Martha Stewart Living Omnimedia, Inc. (NYSE: MSO), a former director of Insurance Auto Auctions, Inc. (NASDAQ: IAAI), and a former director at several other public and private companies. He earned a B.A. from Duke University and an M.B.A. from the J. L. Kellogg Graduate School of Management at Northwestern University.

Louis J. Andreozzi P.O. Box 4539 Warren, NJ 07059	47	Mr. Andreozzi is the sole member of Andreozzi Consulting LLC, which provides consulting services to ValueAct Capital. From May 2000 to July 2005, Mr. Andreozzi was President and Chief Executive Officer of the North American Legal Markets unit of LexisNexis (“LexisNexis”), a division of Reed Elsevier and a $1.2 billion information and technology company with more than 6,000 employees throughout the United States and Canada. From July 1996 to May 2000, Mr. Andreozzi was President and Chief Executive Officer of Martindale-Hubbell (“Martindale”), a division of Reed Elsevier, as well as other divisions and subsidiaries of Reed Elsevier, where he was responsible for the $330 million portfolio of directory, technology and corporate service companies. Prior to Martindale, Mr. Andreozzi was Vice President and General Counsel of LexisNexis from November 1994 to July 1996, Vice President and General Counsel of Reed Elsevier Medical and Science, a division of Reed Elsevier, from January 1991 to November 1994, and Vice President and Deputy General Counsel of Elsevier US Holdings, a division of Elsevier, from June 1985 to January 1991. Mr. Andreozzi earned a B.A. from Rutgers University in 1981 and a Juris Doctor from Seton Hall School of Law in 1984.

Name and Business Address	Age	Present Principal Occupation and Five-Year Business Experience
J. Michael Lawrie 265 Franklin Street, 16th Floor Boston, MA 02110	52	Mr. Lawrie is a partner of ValueAct Capital. From May 2004 until April 2005, Mr. Lawrie was the Chief Executive Officer of Siebel Systems Inc. (NASDAQ: SEBL) (“Siebel”), a leader in customer relationship management application software with $1.4 billion in revenue and more than 5,000 professionals operating in 31 countries. Prior to Siebel, Mr. Lawrie spent more than 26 years in various positions at IBM (NYSE: IBM), most recently as Senior Vice President and Group Executive with responsibility for sales and distribution of all IBM products and services worldwide. Prior to serving in that position, he was the General Manager for all IBM operations in Europe, the Middle East and Africa and was a member of IBM’s World Wide Operating Committee and Strategy Committee. Mr. Lawrie is a director of Symbol Technologies, Inc. (NYSE: SBL), SSA Global Technologies (NASDAQ: SSAG) and Good Technology, Inc. and is a National Trustee for the Ohio University Board of Trustees. He earned a B.A. from Ohio University and an M.B.A. from Drexel University.

There can be no assurance that the actions our Nominees intend to take as described in this proxy statement will be implemented if they are elected or that the election of our Nominees will improve the Company’s strategic, operational or financial performance, or corporate governance, or otherwise enhance stockholder value. Your vote to elect the Nominees does not necessarily constitute a vote in favor of our corporate governance goals or value-enhancing plans for Acxiom. The vote of a plurality of Acxiom stockholders to elect the Nominees would have the legal effect of replacing three incumbent directors of Acxiom with our Nominees.

If elected to the Board, our Nominees will constitute a minority of the current nine members of the Board, at least until the next annual meeting or some other change in composition of the Board. Under the Company’s amended and restated bylaws, a majority of the Board constitutes a quorum for the transaction of business, and the act of a majority of the Board present at a Board meeting at which a quorum is present, shall be the act of the Board. Accordingly, our Nominees, if elected, would not be able to effect Board action at a meeting of the full Board without the support of at least two other directors. If elected, our Nominees will advocate management accountability, corporate governance reform and maximization of value for all stockholders. Our Nominees understand that, if elected as directors of Acxiom, each will have an obligation under Delaware law to discharge his duties as a director in good faith, consistent with his fiduciary duties to Acxiom and its stockholders.

Our Nominees will not receive any compensation from VAC for their service as directors of Acxiom if elected. If elected, our Nominees will be entitled to such compensation from Acxiom as is consistent with Acxiom’s past practice for other non-employee directors, which is described in Acxiom’s proxy statement in connection with the Annual Meeting.

None of the Nominees is a party adverse to Acxiom or any of its subsidiaries or has a material interest adverse to Acxiom or any of its subsidiaries in any material legal proceeding. Except as disclosed in this proxy statement (including Schedule I attached hereto), none of our Nominees, VAC, any of the other participants in this solicitation or any of their affiliates or associates has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting, aside from such persons’ interests as stockholders of the Company.

Agreements with Nominees

On September 21, 2005, ValueAct Capital Management, L.P., an affiliate of VAC and a participant in this proxy solicitation (“ValueAct Management L.P.”), entered into a Consulting Agreement (the “Andreozzi

Agreement”) with Andreozzi Consulting, LLC (“Andreozzi”), an affiliate of Mr. Andreozzi, which agreement provides, among other things, that in connection with this proxy solicitation:

•	Mr. Andreozzi has agreed to provide strategic and operational consulting services regarding ValueAct Management L.P.’s investment in Acxiom for a consulting fee of $50,000 per month and to stand for election to Acxiom’s Board at the Annual Meeting and to serve as a director of Acxiom until his term expires;

•	ValueAct Management L.P. has agreed, subject to certain limitations, to reimburse Mr. Andreozzi for reasonable travel and living expenses incurred;

•	ValueAct Management L.P. has agreed to indemnify Mr. Andreozzi under its existing indemnification policies and/or programs; and

•	ValueAct Management L.P. has agreed that if, during the period starting on September 6, 2005 and ending on September 5, 2006, it is successful in obtaining “control” of Acxiom, ValueAct Management L.P. will use its best efforts to procure for Mr. Andreozzi the position of Chief Executive Officer of Acxiom on terms and conditions mutually acceptable to each party, and Mr. Andreozzi has the option to accept such position on such terms. On May 15, 2006, ValueAct Management L.P. and Andreozzi clarified the Andreozzi Agreement to specify that “control” as used in such agreement means the ownership of 50% or more of the outstanding shares of Acxiom by the investment funds managed by VAC.

For further details regarding the Andreozzi Agreement, see the related disclosure under the heading “CERTAIN INFORMATION CONCERNING THE PARTICIPANTS” in this proxy statement.

On September 27, 2005, prior to Mr. Lawrie joining VAC as a partner on January 1, 2006, ValueAct Management L.P. entered into a Consulting Agreement (the “Lawrie Agreement”) with Mr. Lawrie, which agreement provides, among other things, that in connection with this proxy solicitation:

•	Mr. Lawrie has agreed to provide strategic and operational consulting services regarding ValueAct Management L.P.’s investment in Acxiom and to stand for election to Acxiom’s Board at the Annual Meeting and to serve as a director of Acxiom until his term expires;

•	ValueAct Management L.P. has agreed, subject to certain limitations, to reimburse Mr. Lawrie for reasonable travel and living expenses incurred; and

•	ValueAct Management L.P. has agreed to indemnify Mr. Lawrie under its existing indemnification policies and/or programs.

For further details regarding the Lawrie Agreement, see the related disclosure under the heading “CERTAIN INFORMATION CONCERNING THE PARTICIPANTS” in this proxy statement.

Each Nominee is indemnified under an arrangement with ValueAct Management L.P. Specifically, ValueAct Management L.P. maintains an insurance policy that indemnifies the partners and employees of ValueAct Management L.P. if the D&O insurance of a portfolio company is insufficient to indemnify such person in the event of a claim against the directors of a portfolio company.

Other than as stated in this proxy statement, there are no arrangements or understandings between VAC and any of the Nominees or any other person or persons pursuant to which the nomination described herein is to be made.

WE URGE YOU TO VOTE FOR THE ELECTION OF JEFFREY W. UBBEN, LOUIS J. ANDREOZZI AND J. MICHAEL LAWRIE ON THE ENCLOSED WHITE PROXY CARD.

For information about the incumbent directors whom the Company has proposed for re-election, and other matters, you should carefully read the Company’s proxy statement for the Annual Meeting.

VOTING AND PROXY PROCEDURES

Only stockholders of record of Acxiom at the close of business on             , 2006, the record date, will be entitled to notice of and to vote at the Annual Meeting. Each Share is entitled to one vote. Stockholders who sell Shares before the record date (or acquire them without voting rights after the record date) may not vote such Shares. Stockholders of record on the record date will retain their voting rights in connection with the Annual Meeting even if they sell such Shares after the record date. Based on publicly available information, VAC believes that the Shares are the only outstanding securities of Acxiom entitled to vote at the Annual Meeting.

Shares represented by properly executed WHITE proxy cards will be voted at the Annual Meeting as marked and, in the absence of specific instructions, will be voted FOR the Election Proposal described in this proxy statement, and in the discretion of the person named as proxy, on all other matters as may properly come before the Annual Meeting.

We are asking you to vote FOR the Election Proposal described in this proxy statement. The enclosed WHITE proxy card may only be used to vote for our Nominees and does not confer voting power with respect to the Company’s nominees. Stockholders should refer to the Company’s proxy statement for the names, backgrounds, qualifications and other information concerning the Company’s nominees. The participants in this solicitation intend to vote all of their Shares for our Election Proposal described in this proxy statement and will not vote their Shares in favor of any of the Company’s director nominees.

Quorum

In order to conduct any business at the Annual Meeting, a quorum must be present in person or represented by valid proxies. The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting constitutes a quorum. All Shares that are voted “FOR”, “AGAINST” or “ABSTAIN” (or “WITHHOLD” in the case of election of directors) on any matter will count for purposes of establishing a quorum and will be treated as Shares entitled to be voted at the Annual Meeting.

Votes Required For Approval

Directors are elected by a plurality vote of shares of common stock cast in person or by proxy at the Annual Meeting. A plurality means that the individuals who receive the largest number of affirmative votes are elected as directors.

Abstentions

Abstentions will be counted for the purpose of determining whether a quorum is present. Abstentions will not be counted as votes cast on any proposal set forth in this proxy statement. Accordingly, by abstaining, your shares will not be voted either for or against the Election Proposal, but will be counted for quorum purposes. We encourage you to participate in the voting process to the fullest extent possible.

Revocations of Proxies

Stockholders of Acxiom may revoke their proxies at any time prior to exercise by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy) or by delivering a written notice of revocation. The delivery of a subsequently dated proxy which is properly completed will also constitute a revocation of any earlier proxy. The revocation may be delivered either to VAC in care of Georgeson Inc. at the address set forth on the back cover of this proxy statement or to Acxiom at 1 Information Way, Little Rock, Arkansas 72202 or any other address provided by Acxiom. Although a revocation is effective if delivered to Acxiom, VAC requests that either the original or photostatic copies of all revocations be mailed to VAC in care of Georgeson Inc. at the address set forth on the back cover of this proxy statement so that VAC will be aware of all revocations and can more accurately determine if and when proxies have been received from the holders of record on the record date of a majority of the outstanding Shares. Additionally, Georgeson Inc. may use this information to contact stockholders who have revoked their proxies in order to solicit later dated proxies for the election of the Nominees and approval of the other proposals described herein.

IF YOU WISH TO VOTE FOR THE ELECTION OF VAC’S NOMINEES TO THE ACXIOM BOARD, PLEASE SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED WHITE PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

SOLICITATION OF PROXIES

In addition to the use of the mails, proxies may be solicited by personal interview, telephone, facsimile, telegram and the Internet by managers, officers and other employees of VAC and its affiliates participating in this solicitation, none of whom will be specially compensated for these services. VAC has engaged Georgeson Inc. to serve as a proxy solicitor. Approximately 50 persons will be utilized by Georgeson Inc. in its solicitation efforts, which may be made by telephone, facsimile, telegram or the Internet, or by personal interview. VAC and/or its affiliates will pay Georgeson Inc. a fee of up to approximately $300,000 and will reimburse Georgeson Inc. for its reasonable out-of-pocket expenses. The entire expense of preparing, assembling, printing and mailing this proxy solicitation and related materials and the cost of soliciting proxies will be borne by VAC. Although no precise estimate can be made at the present time, VAC currently estimates that the total expenditures relating to the proxy solicitation incurred by VAC may be approximately $            , of which approximately $             has been incurred to date.

VAC will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of Shares held of record by such brokers, nominees, custodians and other fiduciaries. VAC will reimburse such persons for their reasonable out-of-pocket expenses in connection therewith.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

In addition to our Nominees, VAC and certain of its affiliates are “participants” (as defined in instruction 3 to Item 4 of Rule 14a-101 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) in this proxy solicitation. Information relating to the beneficial ownership of common stock of Acxiom by the participants in this solicitation and certain other information relating to the participants is set forth below and on Schedule I to this proxy statement.

The share ownership of VAC and each person listed below is as of May 15, 2006.

Name and Business Address	Number of Shares Beneficially Owned(8)		Percent of Class(9)
VA Partners, LLC(1) 435 Pacific Avenue, Fourth Floor San Francisco, CA 94133	10,325,355		11.9%

ValueAct Capital Master Fund, L.P.(2) 435 Pacific Avenue, Fourth Floor San Francisco, CA 94133	10,325,355		11.9%

ValueAct Capital Management, L.P.(3) 435 Pacific Avenue, Fourth Floor San Francisco, CA 94133	10,325,355		11.9%

ValueAct Capital Management, LLC(4) 435 Pacific Avenue, Fourth Floor San Francisco, CA 94133	10,325,355		11.9%

Jeffrey W. Ubben(5) 435 Pacific Avenue, Fourth Floor San Francisco, CA 94133	10,325,355		11.9%

George F. Hamel, Jr.(5) 435 Pacific Avenue, Fourth Floor San Francisco, CA 94133	10,325,355		11.9%

Peter H. Kamin(5) 435 Pacific Avenue, Fourth Floor San Francisco, CA 94133	10,325,355		11.9%

J. Michael Lawrie(6) 265 Franklin Street, Sixteenth Floor Boston, MA 02110	10,325,355	(10)	11.9%

Louis J. Andreozzi(7) P.O. Box 4539 Warren, NJ 07059	10,325,355	(11)	11.9%

(1)	VAC is a Delaware limited liability company, the principal business of which is to serve as the General Partner to the Master Fund.
(2)	ValueAct Capital Master Fund, L.P. (the “Master Fund”) is a limited partnership organized under the laws of the British Virgin Islands, the principal business of which is to acquire, hold and dispose of investments in various companies.
(3)	ValueAct Capital Management, L.P. (“ValueAct Management L.P.”) is a Delaware limited partnership which renders management services to the Master Fund.

(4)	ValueAct Capital Management, LLC (“ValueAct Management LLC”) is a Delaware limited liability company, the principal business of which is to serve as the General Partner to ValueAct Management L.P.
(5)	Mr. Ubben, George F. Hamel, Jr. and Peter H. Kamin (each a “Managing Member”) are each Managing Members, principal owners and controlling persons of VAC, and such activities constitute their principal occupations. Each Managing Member is a United States citizen. For a further summary of Mr. Ubben’s principal occupation, see Mr. Ubben’s biography under the heading “THE NOMINEES” in this proxy statement.
(6)	For a summary of Mr. Lawrie’s principal occupation, see Mr. Lawrie’s biography under the heading “THE NOMINEES” in this proxy statement.
(7)	For a summary of Mr. Andreozzi’s principal occupation, see Mr. Andreozzi’s biography under the heading “THE NOMINEES” in this proxy statement.
(8)	Shares beneficially owned by the Master Fund may be deemed to be beneficially owned by (i) VAC, as General Partner of the Master Fund, (ii) ValueAct Management L.P. as the manager of the Master Fund, (iii) ValueAct Management LLC, as General Partner of ValueAct Management L.P., (iv) the Managing Members as controlling persons of VA Partners and ValueAct Management LLC and (v) Messrs. Andreozzi and Lawrie each as a Nominee of VAC. VA Partners, ValueAct Management LLC, the Managing Members and the other Nominees also, directly or indirectly, may own interests in the Master Fund from time to time. Except as otherwise provided in this proxy statement, by reason of such relationships, the Master Fund is reported as having shared power to vote or to direct the vote, and shared power to dispose or direct the disposition of, such Shares with VA Partners, ValueAct Management L.P., ValueAct Management LLC, the Managing Members and the other Nominees.
(9)	All such percentages set forth in this proxy statement are based upon the Company’s reported 86,720,394 outstanding shares of Common Stock as reported in the Company’s Form 10-Q for the period ended December 31, 2005.
(10)	Pursuant to the Lawrie Agreement, ValueAct Management L.P. granted stock appreciation rights in the Company to Mr. Lawrie in the amount of 100,000 shares of Common Stock owned by the Master Fund at a base price equal to $18.7841 per share. The Lawrie Agreement provides that the grant will be deemed exercised on September 5, 2006; however, if Mr. Lawrie voluntarily terminates his relationship with ValueAct Management L.P., other than due to death or disability, between February 24, 2006 and September 5, 2006, then his grant shall terminate with no further compensation due. On February 15, 2006, ValueAct Management L.P. and Mr. Lawrie amended the Lawrie Agreement to eliminate the grant of 50,000 stock appreciation rights in the Company that were to have vested on February 24, 2006. For further details of the Lawrie Agreement, please refer to Exhibit E to Schedule 13D/A filed by VAC with the Securities and Exchange Commission on October 4, 2005.
(11)	Pursuant to the Andreozzi Agreement, ValueAct Management L.P. granted an option to Andreozzi to purchase 160,000 shares of Common Stock owned by the Master Fund at an exercise price equal to $18.7841 per share. The Andreozzi Agreement provides that in the event Mr. Andreozzi is not elected to Acxiom’s Board at the Annual Meeting, Andreozzi will vote any shares owned as a result of the exercise of the options as directed in writing by ValueAct Management L.P. The Andreozzi Agreement further provides that if Andreozzi voluntarily terminates its relationship with ValueAct Management L.P., other than due to the death or disability of Mr. Andreozzi, between February 24, 2006 and September 5, 2006, all unexercised options shall terminate. For further details of the Andreozzi Agreement, please refer to Exhibit C to Schedule 13D/A filed by VAC with the Securities and Exchange Commission on October 4, 2005.

For information regarding all purchases and sales of securities of Acxiom during the past two years by each of the participants in this proxy solicitation, see Schedule I to this proxy statement.

The participants in this proxy solicitation are party to a Joint Filing Undertaking in which they agreed to the joint filing on behalf of each of them of statements on Schedule 13D with respect to the securities of Acxiom to the extent required by applicable law. VAC intends to seek reimbursement from Acxiom of all expenses it incurs in connection with this proxy solicitation. VAC does not intend to submit the question of such reimbursement to a vote of security holders of the Company.

Except as otherwise set forth in this proxy statement (including Schedule I attached hereto), to the best knowledge of VAC:

(i) during the past 10 years, no participant in this solicitation has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors);

(ii) no participant in this solicitation owns any securities of Acxiom which are owned of record but not beneficially;

(iii) no part of the purchase price or market value of the securities of Acxiom owned by any participant in this solicitation is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities;

(iv) no participant in this solicitation is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of Acxiom, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies;

(v) no associate of any participant in this solicitation owns beneficially, directly or indirectly, any securities of Acxiom;

(vi) no participant in this solicitation owns beneficially, directly or indirectly, any securities of any parent or subsidiary of Acxiom;

(vii) no participant in this solicitation or, to the best of such participant’s knowledge, any of his/its associates was a party to any transaction, or series of similar transactions, since the beginning of Acxiom’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which Acxiom or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $60,000;

(viii) no participant in this solicitation or any of his/its associates has any arrangement or understanding with any person with respect to any future employment by Acxiom or its affiliates, or with respect to any future transactions to which Acxiom or any of its affiliates will or may be a party;

(ix) no participant in this solicitation has been indebted to Acxiom or any of its subsidiaries at any time since the beginning of Acxiom’s last fiscal year in an amount in excess of $60,000;

(x) no participant in this solicitation has or has had during Acxiom’s last fiscal year any business relationship that is required to be disclosed pursuant to Item 404(b) of Regulation S-K of the Securities Act of 1933, as amended; and

(xi) no participant in this solicitation, at any time during Acxiom’s last fiscal year, has failed to file on a timely basis the reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended.

ADDITIONAL INFORMATION

VAC is unaware of any other matters to be considered at the 2006 Annual Meeting. However, should other matters, which VAC is not aware of a reasonable time before this solicitation, be properly brought before the 2006 Annual Meeting, the persons named as a proxy on the enclosed WHITE proxy card will vote on such matters in their discretion.

Information regarding the compensation of Acxiom’s directors and executive officers, corporate governance and board and committee matters, security ownership of Acxiom’s directors, executive officers and certain of its major stockholders, certain other matters regarding Acxiom’s directors and executive officers, an analysis of cumulative total returns on an investment in Shares during the past five years, Acxiom’s independent auditor and procedures for submitting proposals for inclusion in Acxiom’s proxy statement at the next annual meeting is required to be contained in the Company’s proxy statement. Accordingly, reference is made to the Company’s proxy statement for such information. VAC does not make any representation as to the accuracy or completeness of information contained in the Company’s proxy statement. The information concerning Acxiom contained in this proxy statement has been taken from, or is based upon, publicly available information.

VAC has filed with the Securities and Exchange Commission (the “SEC”) a statement on Schedule 13D, which contains information in addition to that furnished herein. The Schedule 13D, including amendments thereto, may be inspected at, and copies may be obtained from, the public reference facilities maintained at the SEC at 100 F Street, N.E., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the SEC, Public Reference Section, 100 F Street, N.E., Washington, DC 20549, at prescribed rates. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at (800) SEC-0330. The SEC also maintains a web site on the Internet (http://www.sec.gov) where reports, proxy and information statements and other information regarding issuers that file electronically with the SEC may be obtained free of charge.

IF YOU HAVE ANY QUESTIONS OR REQUIRE ASSISTANCE, PLEASE WRITE OR CALL:

Georgeson Inc.

17 State Street, 10th Floor

New York, NY 10004

Toll Free: (866) 316-4262

Banks and Brokers call: (212) 440-9800

WE URGE YOU TO SIGN, DATE AND RETURN THE WHITE PROXY CARD IN FAVOR OF THE ELECTION OF OUR NOMINEES, JEFFREY W. UBBEN, LOUIS J. ANDREOZZI AND J. MICHAEL LAWRIE.

Dated:                     , 2006

Sincerely,

Your Fellow Stockholder:

VA PARTNERS, LLC

SCHEDULE I

SHARES OF COMMON STOCK OF THE COMPANY BOUGHT OR SOLD BY THE

PARTICIPANTS* DURING THE LAST TWO YEARS

Participant	Transaction	Quantity	Date
VAC	Buy	38,000	01/22/2004
VA Partners II	Buy	12,000	01/22/2004
VA Partners II	Buy	10,000	01/22/2004
VAC	Buy	25,000	03/24/2004
VA International	Buy	25,000	03/24/2004
VA International	Buy	25,000	03/29/2004
VA International	Buy	25,000	03/29/2004
VA International	Buy	25,000	03/29/2004
VA International	Buy	25,000	03/29/2004
VA International	Buy	571	03/30/2004
VA Partners II	Buy	2,500	03/31/2004
VA International	Buy	41,118	05/07/2004
VAC	Buy	100,000	05/10/2004
VAC	Buy	10,000	05/12/2004
VAC	Sell	75,000	06/14/2004
VAC	Sell	2,800	06/15/2004
VAC	Sell	2,800	06/15/2004
VA Partners II	Sell	48,400	06/15/2004
VA Partners II	Sell	47,200	06/15/2004
VAC	Sell	31,875	06/16/2004
VAC	Sell	11,156	06/16/2004
VA Partners II	Sell	1,619	06/16/2004
VA Partners II	Sell	4,625	06/16/2004
VA International	Sell	4,725	06/16/2004
VA International	Sell	13,500	06/16/2004
VAC	Sell	31,875	06/17/2004
VAC	Sell	31,875	06/17/2004
VA Partners II	Sell	4,625	06/17/2004
VA Partners II	Sell	4,625	06/17/2004
VA International	Sell	13,500	06/17/2004
VA International	Sell	13,500	06/17/2004
VAC	Sell	31,875	06/18/2004
VA Partners II	Sell	4,625	06/18/2004
VA International	Sell	13,500	06/18/2004
VAC	Sell	9,499	06/24/2004
VA Partners II	Sell	1,378	06/24/2004
VA International	Sell	4,023	06/24/2004
VAC	Buy	143,438	07/14/2004
VA Partners II	Buy	20,812	07/14/2004
VA International	Buy	60,750	07/14/2004
VAC	Buy	31,875	07/22/2004
VA Partners II	Buy	4,625	07/22/2004
VA International	Buy	13,500	07/22/2004
VAC	Buy	31,875	07/23/2004
VA Partners II	Buy	4,625	07/23/2004
VA International	Buy	13,500	07/23/2004

Participant	Transaction	Quantity	Date
VAC	Buy	12,750	07/26/2004
VA Partners II	Buy	1,850	07/26/2004
VA International	Buy	5,400	07/26/2004
VA International	Buy	100,000	08/13/2004
VA Co-Investor	Sell	112	11/03/2004
Master Fund	Sell	7,388	11/03/2004
VA Co-Investor	Sell	1,050	11/08/2004
VA Co-Investor	Sell	1,500	11/08/2004
VA Co-Investor	Sell	450	11/08/2004
Master Fund	Sell	98,500	11/08/2004
Master Fund	Sell	29,550	11/08/2004
Master Fund	Sell	68,950	11/08/2004
VA Co-Investor	Sell	7,500	11/09/2004
Master Fund	Sell	492,500	11/09/2004
VA Co-Investor	Sell	1,500	11/10/2004
VA Co-Investor	Sell	1,500	11/10/2004
VA Co-Investor	Sell	1,500	11/10/2004
VA Co-Investor	Sell	750	11/10/2004
Master Fund	Sell	49,250	11/10/2004
Master Fund	Sell	98,500	11/10/2004
Master Fund	Sell	98,500	11/10/2004
Master Fund	Sell	98,500	11/10/2004
VA Co-Investor	Sell	1,500	11/11/2004
VA Co-Investor	Sell	750	11/11/2004
VA Co-Investor	Sell	1,500	11/11/2004
Master Fund	Sell	98,500	11/11/2004
Master Fund	Sell	49,250	11/11/2004
Master Fund	Sell	98,500	11/11/2004
VA Co-Investor	Sell	750	11/12/2004
VA Co-Investor	Sell	750	11/12/2004
VA Co-Investor	Sell	750	11/12/2004
Master Fund	Sell	49,250	11/12/2004
Master Fund	Sell	49,250	11/12/2004
Master Fund	Sell	49,250	11/12/2004
Master Fund	Sell	30,000	11/29/2004
VA Co-Investor	Sell	375	11/30/2004
VA Co-Investor	Sell	109	11/30/2004
Master Fund	Sell	24,625	11/30/2004
Master Fund	Sell	7,177	11/30/2004
Master Fund	Sell	50,000	12/01/2004
Master Fund	Sell	50,000	12/01/2004
Master Fund	Sell	100,000	12/01/2004
Master Fund	Sell	50,000	12/01/2004
Master Fund	Sell	50,000	12/14/2004
Master Fund	Sell	50,000	12/14/2004
VA Co-Investor	Buy	750	01/20/2005
VA Co-Investor	Buy	2,250	01/20/2005
VA Co-Investor	Buy	1,500	01/20/2005
VA Co-Investor	Buy	906	01/20/2005
VA Co-Investor	Buy	1,500	01/20/2005
Master Fund	Buy	98,500	01/20/2005

Participant	Transaction	Quantity	Date
Master Fund	Buy	98,500	01/20/2005
Master Fund	Buy	59,494	01/20/2005
Master Fund	Buy	49,250	01/20/2005
Master Fund	Buy	147,750	01/20/2005
VA Co-Investor	Buy	375	01/21/2005
VA Co-Investor	Buy	750	01/21/2005
Master Fund	Buy	49,250	01/21/2005
Master Fund	Buy	24,625	01/21/2005
VA Co-Investor	Buy	750	01/24/2005
VA Co-Investor	Buy	750	01/24/2005
VA Co-Investor	Buy	750	01/24/2005
VA Co-Investor	Buy	1,500	01/24/2005
Master Fund	Buy	49,250	01/24/2005
Master Fund	Buy	98,500	01/24/2005
Master Fund	Buy	49,250	01/24/2005
Master Fund	Buy	49,250	01/24/2005
VA Co-Investor	Buy	750	01/25/2005
VA Co-Investor	Buy	750	01/25/2005
VA Co-Investor	Buy	388	01/25/2005
VA Co-Investor	Buy	1,500	01/25/2005
Master Fund	Buy	49,250	01/25/2005
Master Fund	Buy	25,493	01/25/2005
Master Fund	Buy	49,250	01/25/2005
Master Fund	Buy	98,500	01/25/2005
VA Co-Investor	Buy	5,000	01/26/2005
VA Co-Investor	Buy	5,000	01/26/2005
VA Co-Investor	Buy	5,000	01/26/2005
Master Fund	Buy	45,000	01/26/2005
Master Fund	Buy	95,000	01/26/2005
Master Fund	Buy	95,000	01/26/2005
VA Co-Investor	Buy	75	01/27/2005
Master Fund	Buy	4,925	01/27/2005
VA Co-Investor	Buy	1,500	02/10/2005
Master Fund	Buy	98,500	02/10/2005
VA Co-Investor	Buy	1,500	02/11/2005
VA Co-Investor	Buy	1,500	02/11/2005
Master Fund	Buy	98,500	02/11/2005
Master Fund	Buy	98,500	02/11/2005
VA Co-Investor	Buy	450	02/16/2005
Master Fund	Buy	29,550	02/16/2005
Master Fund	Buy	70,000	02/17/2005
VA Co-Investor	Buy	52	02/18/2005
Master Fund	Buy	3,448	02/18/2005
VA Co-Investor	Buy	2,250	02/22/2005
VA Co-Investor	Buy	1,500	02/22/2005
Master Fund	Buy	98,500	02/22/2005
Master Fund	Buy	147,750	02/22/2005
VA Co-Investor	Buy	2,250	02/23/2005
Master Fund	Buy	147,750	02/23/2005
VA Co-Investor	Buy	15	02/24/2005
Master Fund	Buy	985	02/24/2005

Participant	Transaction	Quantity	Date
VA Co-Investor	Buy	75	03/01/2005
Master Fund	Buy	4,925	03/01/2005
VA Co-Investor	Buy	675	03/02/2005
VA Co-Investor	Buy	750	03/02/2005
Master Fund	Buy	44,325	03/02/2005
Master Fund	Buy	49,250	03/02/2005
VA Co-Investor	Buy	1,500	03/03/2005
VA Co-Investor	Buy	2,250	03/03/2005
Master Fund	Buy	147,750	03/03/2005
Master Fund	Buy	98,500	03/03/2005
VA Co-Investor	Buy	1,080	03/04/2005
VA Co-Investor	Buy	1,500	03/04/2005
VA Co-Investor	Buy	900	03/04/2005
Master Fund	Buy	98,500	03/04/2005
Master Fund	Buy	59,100	03/04/2005
Master Fund	Buy	70,920	03/04/2005
VA Co-Investor	Buy	780	03/07/2005
VA Co-Investor	Buy	2,775	03/07/2005
Master Fund	Buy	182,225	03/07/2005
Master Fund	Buy	51,200	03/07/2005
VA Co-Investor	Buy	3,000	03/08/2005
VA Co-Investor	Buy	375	03/08/2005
Master Fund	Buy	24,625	03/08/2005
Master Fund	Buy	197,000	03/08/2005
VA Co-Investor	Buy	1,350	03/09/2005
VA Co-Investor	Buy	1,500	03/09/2005
VA Co-Investor	Buy	1,500	03/09/2005
Master Fund	Buy	98,500	03/09/2005
Master Fund	Buy	98,500	03/09/2005
Master Fund	Buy	88,650	03/09/2005
VA Co-Investor	Buy	1,500	03/10/2005
VA Co-Investor	Buy	1,905	03/10/2005
Master Fund	Buy	125,095	03/10/2005
Master Fund	Buy	98,500	03/10/2005
VA Co-Investor	Buy	345	03/11/2005
VA Co-Investor	Buy	750	03/11/2005
VA Co-Investor	Buy	750	03/11/2005
VA Co-Investor	Buy	750	03/11/2005
Master Fund	Buy	49,250	03/11/2005
Master Fund	Buy	49,250	03/11/2005
Master Fund	Buy	22,655	03/11/2005
Master Fund	Buy	49,250	03/11/2005
VA Co-Investor	Buy	17	03/14/2005
Master Fund	Buy	1,083	03/14/2005
VA Co-Investor	Buy	535	03/15/2005
Master Fund	Buy	35,143	03/15/2005
VA Co-Investor	Buy	750	03/16/2005
VA Co-Investor	Buy	1,500	03/16/2005
VA Co-Investor	Buy	3,000	03/16/2005
Master Fund	Buy	98,500	03/16/2005
Master Fund	Buy	197,000	03/16/2005

Participant	Transaction	Quantity	Date
Master Fund	Buy	49,250	03/16/2005
VA Co-Investor	Buy	3,000	03/17/2005
VA Co-Investor	Buy	1,238	03/17/2005
Master Fund	Buy	197,000	03/17/2005
Master Fund	Buy	81,284	03/17/2005
VA Co-Investor	Buy	1,500	03/18/2005
VA Co-Investor	Buy	1,500	03/18/2005
Master Fund	Buy	98,500	03/18/2005
Master Fund	Buy	98,500	03/18/2005
VA Co-Investor	Buy	1,130	03/21/2005
VA Co-Investor	Buy	73	03/21/2005
Master Fund	Buy	5,127	03/21/2005
Master Fund	Buy	79,570	03/21/2005
Master Fund	Buy	30,073	03/28/2005
Master Fund	Buy	427	03/28/2005
Master Fund	Buy	49,300	03/29/2005
Master Fund	Buy	700	03/29/2005
Master Fund	Buy	49,300	03/29/2005
Master Fund	Buy	49,300	03/29/2005
Master Fund	Buy	700	03/29/2005
Master Fund	Buy	49,300	03/29/2005
Master Fund	Buy	700	03/29/2005
Master Fund	Buy	700	03/29/2005
Master Fund	Buy	700	03/30/2005
Master Fund	Buy	49,300	03/30/2005
Master Fund	Buy	49,300	03/30/2005
Master Fund	Buy	700	03/30/2005
Master Fund	Buy	51,100	03/31/2005
Master Fund	Buy	726	03/31/2005
Master Fund	Buy	50,000	04/05/2005
Master Fund	Buy	25,000	04/13/2005
Master Fund	Buy	25,000	04/13/2005
Master Fund	Buy	50,000	04/15/2005
Master Fund	Buy	25,000	04/19/2005
VA Co-Investor	Buy	650	04/26/2005
Master Fund	Buy	49,350	04/26/2005
VA Co-Investor	Buy	650	04/27/2005
Master Fund	Buy	49,350	04/27/2005
VA Co-Investor	Buy	1,300	04/28/2005
Master Fund	Buy	98,700	04/28/2005
VA Co-Investor	Buy	975	04/29/2005
Master Fund	Buy	74,025	04/29/2005
VA Co-Investor	Buy	650	05/04/2005
Master Fund	Buy	49,350	05/04/2005
VA Co-Investor	Buy	164	05/05/2005
Master Fund	Buy	12,440	05/05/2005
VA Co-Investor	Buy	85	05/09/2005
Master Fund	Buy	6,415	05/09/2005
VA Co-Investor	Buy	130	05/10/2005
Master Fund	Buy	9,870	05/10/2005
VA Co-Investor	Buy	975	05/11/2005

Participant	Transaction	Quantity	Date
Master Fund	Buy	74,025	05/11/2005
Master Fund	Buy	100,000	10/18/2005
Master Fund	Buy	100,000	10/18/2005
Master Fund	Buy	50,000	10/18/2005
Master Fund	Buy	25,225	10/19/2005
Master Fund	Buy	56,700	10/19/2005
Master Fund	Buy	50,000	10/19/2005
Master Fund	Buy	1,800	01/20/2006
VA Co-Investor	Sell	138,660	03/16/2006
Master Fund	Buy	138,660	03/16/2006

*	ValueAct Capital Partners II, L.P. (“VA Partners II”), ValueAct Capital International, Ltd. (“VA International”) and ValueAct Capital Partners Co-Investors, L.P. (“VA Co-Investor”) are affiliates of VAC.

IMPORTANT

Your vote is very important! No matter how many Shares you own, please give VAC your proxy FOR the Election Proposal described in this proxy statement by taking three steps:

•	SIGN the enclosed WHITE proxy card,

•	DATE the enclosed WHITE proxy card, and

•	MAIL the enclosed WHITE proxy card TODAY in the postage-paid envelope provided.

If any of your Shares are held in the name of a brokerage firm, bank, bank nominee or other institution, only it can vote such Shares and only upon receipt of your specific instructions. Accordingly, please contact the person responsible for your account and instruct that person to execute the WHITE proxy card representing your Shares. VAC urges you to confirm in writing your instructions to VAC in care of Georgeson Inc. at the address provided below so that VAC will be aware of all instructions given and can attempt to ensure that such instructions are followed.

If you have any questions or need assistance voting your Shares, please write or call:

Georgeson Inc.

17 State Street, 10th Floor

New York, NY 10004

Toll Free: (866) 316-4262

Banks and Brokers call: (212) 440-9800

PRELIMINARY COPY

SUBJECT TO COMPLETION

DATED                     , 2006

WHITE PROXY CARD

ACXIOM CORPORATION

2006 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF VA PARTNERS, LLC

PROXY

The undersigned stockholder of Acxiom Corporation, a Delaware corporation (the “Company”), on                     , 2006 (the “record date”), hereby appoints                      and                     , and each of them, each with full power of substitution, to act as proxies for the undersigned, and to vote all shares of the Company’s common stock, which the undersigned would be entitled to vote if personally present at the 2006 Annual Meeting of Stockholders of the Company to be held on                     , 2006, and at any and all postponements and adjournments thereof as indicated on this proxy.

VA PARTNERS, LLC STRONGLY RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF PROPOSAL NO. 1.

Proposal No. 1—Election of Jeffrey W. Ubben, Louis J. Andreozzi and J. Michael Lawrie as Directors

FOR all Nominees ☐	WITHHOLD from all Nominees ☐	FOR ALL EXCEPT ☐

Instructions: To vote FOR all nominees mark the box “FOR” with an “X”. To WITHHOLD your vote for all the nominees mark the box “WITHHOLD” with an “X”. To WITHHOLD your vote for an individual nominee mark the box “FOR ALL EXCEPT” and write the name of the nominee on the following line for whom you wish to withhold your vote.

And in the discretion of the proxies appointed hereunder, on such other business as may properly come before the meeting.

Dated:

Signature:

Signature (if held jointly):

Title or Authority

Please sign exactly as name appears hereon. If shares are registered in more than one name, the signature of all such persons should be provided. A corporation should sign in its full corporate name by a duly authorized officer, stating his or her title. Trustees, guardians, executors and administrators should sign in their official capacity, giving their full title as such. If a partnership, please sign in the partnership name by an authorized person. The proxy card votes all shares in all capacities.

PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

If you have any questions or need assistance in voting your shares, please contact Georgeson Inc. toll-free at (866) 316-4262 or if you are a bank or broker please call (212) 440-9800.